UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2005

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On June 15, 2005, we paid $58.2 million to retire all of the outstanding principal amount of our outstanding 5¼% convertible subordinated debentures due June 15, 2005, together with interest accrued thereon.  We funded this payment with (a) $8.6 million of our existing cash, (b) $5.8 million obtained from our sales of installments receivable under our existing receivables programs with Silicon Valley Bank and GE Capital Corporation, and (c) $43.8 million through the sale of additional installments receivable under the arrangements described below, which arrangements we refer to as the financing transaction.  As of March 31, 2005, the convertible debentures had represented $56.7 million of our aggregate $59.2 million of long-term debt and obligations, including current portion.

In connection with the financing transaction, we formed two wholly owned subsidiaries:  Aspen Technology Receivables I LLC, or ATR I, which is our direct subsidiary, and Aspen Technology Receivables II LLC, or ATR II, which is a direct subsidiary of ATR I.  The terms of the respective organizational documents of ATR I and ATR II are intended to confirm that each of them will be separate and independent from any other legal entity, including Aspen.  In general, the financing transaction consisted of the following contemporaneous actions:

•                  We transferred to ATR I a portfolio of outstanding installments receivable and related assets, referred to below as the Receivables, that had been generated from software licenses.  A portion of the Receivables was sold to ATR I for an aggregate of $43.8 million in cash, and the balance was contributed to ATR I as capital.

•                  ATR I in turn transferred the Receivables to ATR II.  A portion of the Receivables was sold to ATR II for an aggregate of $43.8 million in cash, and the balance was contributed to ATR II as capital.

•                  ATR II borrowed an aggregate of $43.8 million from a syndicate of lenders pursuant to a term loan secured by all of ATR II’s assets, which consist primarily of the Receivables.

We currently estimate that the effects of the financing transaction on our consolidated balance sheet will include the following:

•                  The book value of our installments receivable will decrease by an aggregate of $71.5 million as the result of the transfer of the Receivables to ATR I, of which $48.3 million was sold to ATR I and the remainder was contributed as capital.  For purposes of our consolidated balance sheet, the capital contribution will be recorded at fair market value and classified as a long-term investment.

•                  The loan to ATR II will not be reflected in our consolidated balance sheet pursuant to Statement of Financial Accounting Standard No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”

For purposes of our consolidated statements of operations, we expect that the financing transaction will result in a one-time loss in the quarter ended June 30, 2005.  The amount of this loss is not determinable as of the date of this current report, but will depend upon the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair value at the date of transfer.  This loss will include an estimated $2.0 million in aggregate fees and expenses, including fees of the lenders’ agent and fees of our attorneys and accountants, incurred in connection with the financing transaction.

The following agreements entered into in connection with the financing transaction are included as exhibits 10.1 through 10.4 to this current report.  The summaries of the terms of these agreements set forth in this current report are qualified in their entirety by reference to the agreements.

•                  Purchase and Sale Agreement dated as of June 15, 2005 between Aspen and ATR I, pursuant to which we transferred the Receivables to ATR I.

•                  Purchase and Resale Agreement dated as of June 15, 2005 between ATR I and ATR II, pursuant to which ATR I transferred the Receivables to ATR II.

•                  Loan Agreement dated as of June 15, 2005 among Aspen, ATR II, Guggenheim Corporate Funding, LLC, as agent, and the lenders named therein, pursuant to which ATR II borrowed $43.8 million from the lenders under a secured term loan that accrues interest at the rate of 13% per annum.  Monthly collections on the Receivables generally are to be distributed, after payment of specified fees and taxes, to the lenders to pay principal and accrued interest on the term loan, as well as certain other amounts payable to the lenders or the agent.  Once the entire principal amount of the term loan has been paid, the term loan will terminate and any remaining Receivables will be held by ATR II free and clear of any security interest of the lenders.  If not previously paid from collections on the Receivables, the term loan will become due and payable in full upon the earlier to occur of (1) June 15, 2008 and (2) the occurrence of a specified event of default.  The Loan Agreement also contains affirmative and negative covenants of Aspen and ATR II.

•                  Security Agreement dated as of June 15, 2005 between ATR II and Guggenheim Corporate Funding, LLC, as agent for the lenders, pursuant to which ATR II has granted to the lenders a security interest in all of the assets of ATR II.

In order to permit the sale of the Receivables to ATR II, Aspen entered into the following additional agreements pursuant to which Silicon Valley Bank consented to the sale of the Receivables to ATR I.  These agreements are included as exhibits 10.5 through 10.7 to this current report.

•                  Sixth Loan Modification Agreement dated as of June 15, 2005 by and among Aspen, Aspentech, Inc. and Silicon Valley Bank, which amended the Loan and Security Agreement dated as of January 30, 2003 by and among Aspen, Aspentech, Inc. and Silicon Valley Bank, included as exhibit 10.15 to our annual report on Form 10-K for the fiscal year ended June 30, 2004.

•                  Fourth Loan Modification Agreement – EXIM dated as of June 15, 2005 by and among Aspen, Aspentech, Inc. and Silicon Valley Bank, which amended the Export-Import Bank Loan and Security Agreement dated as of January 30, 2003 by and among Aspen, Aspentech, Inc. and Silicon Valley Bank, included as exhibit 10.16 to our annual report on Form 10-K for the fiscal year ended June 30, 2004.

•      Partial Release and Acknowledgement Agreement dated as of June 15, 2005 by and among Aspen, Aspentech, Inc. and Silicon Valley Bank, which relates to the Loan and Security Agreement and Export-Import Bank Loan and Security Agreement referenced above, among other agreements.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 15, 2006, among Aspen Technology, Inc., Aspen Technology Receivables II LLC, Guggenheim Corporate Funding, LLC and the lenders named therein

10.2	Security Agreement, dated as of June 15, 2005, between Aspen Technology Receivables II LLC and Guggenheim Corporate Funding, LLC

10.3	Purchase and Sale Agreement, dated as of June 15, 2005, between Aspen Technology, Inc. and Aspen Technology Receivables I LLC

10.4	Purchase and Resale Agreement, dated as of June 15, 2005, between Aspen Technology Receivables I LLC and Aspen Technology Receivables II LLC

10.5	Sixth Loan Modification Agreement, dated as of June 15, 2005, by and among Aspen Technology, Inc., Aspentech, Inc. and Silicon Valley Bank

10.6	Fourth Loan Modification Agreement – EXIM, dated as of June 15, 2005, by and among Aspen Technology, Inc., Aspentech, Inc. and Silicon Valley Bank

10.7	Partial Release and Acknowledgement Agreement, dated as of June 15, 2005, by and among Aspen Technology, Inc., Aspentech, Inc. and Silicon Valley Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: June 20, 2005	By:	/s/ Charles F. Kane
Charles F. Kane Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 15, 2006, among Aspen Technology, Inc., Aspen Technology Receivables II LLC, Guggenheim Corporate Funding, LLC and the lenders named therein

10.2	Security Agreement, dated as of June 15, 2005, between Aspen Technology Receivables II LLC and Guggenheim Corporate Funding, LLC

10.3	Purchase and Sale Agreement, dated as of June 15, 2005, between Aspen Technology, Inc. and Aspen Technology Receivables I LLC

10.4	Purchase and Resale Agreement, dated as of June 15, 2005, between Aspen Technology Receivables I LLC and Aspen Technology Receivables II LLC

10.5	Sixth Loan Modification Agreement, dated as of June 15, 2005, by and among Aspen Technology, Inc., Aspentech, Inc. and Silicon Valley Bank

10.6	Fourth Loan Modification Agreement – EXIM, dated as of June 15, 2005, by and among Aspen Technology, Inc., Aspentech, Inc. and Silicon Valley Bank

10.7	Partial Release and Acknowledgement Agreement, dated as of June 15, 2005, by and among Aspen Technology, Inc., Aspentech, Inc. and Silicon Valley Bank